Exhibit 10.20

EXCHANGE AGREEMENT

This Exchange Agreement (“Agreement”) is entered into by and among the Interinsurance Exchange of the Automobile Club, located at 3333 Fairview Road, Costa Mesa, California 92626 (“IEAC”), the Automobile Club of Southern California, located at 3333 Fairview Road, Costa Mesa, California 92626 (the “Club,” and, collectively with IEAC, “AAA”) and Broadway Financial Corporation, located at 4800 Wilshire Boulevard, Los Angeles, California 90010 (“Broadway”) with reference to the following facts:

WHEREAS, Broadway desires to acquire all of the issued and outstanding shares of its Noncumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) in exchange for shares of its common stock (“Common Stock”) on the terms and conditions set forth in this Agreement; and

WHEREAS, AAA is currently the owner of 55,199 shares, comprising all of the issued and outstanding shares, of the Series A Preferred Stock; and

WHEREAS, AAA is willing to exchange the Series A Preferred Stock held by it for Common Stock on the terms and conditions set forth in this Agreement (the “AAA Exchange”); and

WHEREAS, concurrently with the AAA Exchange, Broadway proposes (i) to issue shares of its Common Stock to the United States Department of Treasury (the “Treasury Department”) in exchange for all of the issued and outstanding shares of Broadway’s Fixed Rate Cumulative Perpetual Preferred Stock, Series D and Broadway’s Fixed Rate Cumulative Perpetual Preferred Stock, Series E (collectively, the “TARP Preferred Stock”) held by the Treasury Department and comprising all of the issued and outstanding shares of the TARP Preferred Stock (the “Treasury Exchanges”), and (ii) to enter into and complete exchanges of its Common Stock for all of the issued and outstanding shares of Broadway’s Series B Noncumulative Perpetual Preferred Stock and Series C Noncumulative Perpetual Convertible Preferred Stock with the holders of such respective series of preferred stock (the “Other Preferred Stock Exchanges,” and, collectively with Treasury Exchanges, the “Other Exchanges”); and

WHEREAS, concurrently with the AAA Exchange and the Other Exchanges described above, Broadway proposes to sell Common Stock to investors for cash in a private placement transaction (the “Equity Offering”).

NOW THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

1. SHARE EXCHANGE. On the terms and subject to the conditions set forth herein, AAA agrees to transfer to Broadway all of its right, title and interest in and to the shares of Series A Preferred Stock of which the Club, IEAC or a nominee of either of them is the registered owner (the “Shares”) in exchange for and against delivery of Common Stock at an exchange ratio equal to (A) 50% of the aggregate liquidation preference of all of the shares of Series A Preferred Stock exchanged, divided by (B) the per share value assigned to the Common

Stock in connection with Broadway’s exchange of Common Stock with the Treasury Department for the TARP Preferred Stock held by the Treasury Department, which value Broadway and the Treasury Department have agreed will be the lowest price per share paid by the investors in the Equity Offering.

2. CLOSING. The completion of the transactions contemplated by this Agreement (the “Closing”) shall take place concurrently with the completion of the Treasury Exchanges prior to June 30, 2012 (or such later date to which AAA consents) (the “Closing Date”), as follows: AAA shall deliver or cause to be delivered the Shares to be exchanged hereunder to Broadway or Broadway’s agent in such manner as shall be acceptable to Broadway and effective to convey all right, title and interest of AAA in the Shares to Broadway against delivery by Broadway through the transfer agent for Broadway Common Stock, or such other means as shall be acceptable to AAA, of the number of shares of Common Stock provided for herein, registered in such names as AAA shall specify to Broadway at least three (3) business days prior to the Closing.

3. CONDITIONS TO CLOSING. The obligation of AAA to consummate the AAA Exchange is also subject to the fulfillment (or waiver by AAA) at or prior to the Closing of each of the following conditions:

(a) Broadway shall complete the Other Exchanges concurrently with the AAA Exchange.

(b) Broadway shall complete the Equity Offering concurrently with the AAA Exchange.

(c) The representations and warranties of Broadway set forth in this Agreement shall be true and correct in all material respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all respects as of such other date).

(d) Broadway shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

4. MUTUAL REPRESENTATIONS AND WARRANTIES. Broadway hereby makes the following representations and warranties to AAA, and IEAC and Club each hereby makes the following representations and warranties to Broadway:

(a) Broadway is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Club is a corporation duly incorporated, validly existing and in good standing under the laws of California. IEAC is an interinsurance exchange, duly formed, validly existing and in good standing under the laws of California.

(b) (i) Each has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and (ii) the person or entity who has executed this Agreement is duly authorized to do so and thereby bind the party on whose behalf he, she or it is purporting to act.

(c) This Agreement is a valid and binding agreement, enforceable against each party in accordance with its terms.

5. REPRESENTATIONS AND WARRANTIES OF BROADWAY. Broadway hereby makes the following representations and warranties to AAA:

(a) Upon issuance, the Common Stock to be issued by Broadway pursuant hereto (i) will be duly and validly authorized and issued, fully paid and nonassessable, and AAA will acquire such Common Stock free and clear of any liens, encumbrances, pledges, security interests or other restrictions or claims of third parties, and (ii) will, when considered with the 85,232 shares of Common Stock that AAA currently owns, will comprise less than 5% of Broadway’s issued and outstanding shares of Common Stock.

(b) Broadway is a certified Community Development Financial Institution and that its business strategy emphasizes serving the credit and other banking needs of the low-to-moderate income communities it serves.

(c) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate, result in a breach of any of the terms or provisions of, constitute a default (or in any event that, with the giving of notice or the passage of time or both would constitute a default) under, accelerate any obligations under, or conflict with, (i) Broadway’s charter, articles or certificate of incorporation or bylaws, or other organizational documents, if applicable, or any agreement, indenture or other instrument to which Broadway is a party or by which Broadway or Broadway’s properties are bound, (ii) any judgment, decree, order or award of any court, governmental body or arbitrator to which Broadway is subject, or (iii) any law, rule or regulation applicable to Broadway.

(d) Neither Broadway nor any person acting on its behalf has taken any action (including any offering of any securities of Broadway under circumstances which would require the integration of such offering with the offering of the Common Stock or Common Stock Equivalents (as defined below) under the Securities Act of 1933, as amended, (the “Act”) and the rules and regulations of the Securities and Exchange Commissions promulgated thereunder), which might subject the offering, issuance or sale of the Common Stock or Common Stock Equivalents to AAA pursuant to this Agreement to the registration requirements of the Act.

(e) No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of Broadway or any subsidiary of Broadway for which AAA could have any liability.

6. REPRESENTATIONS AND WARRANTIES OF AAA. IEAC and Club each hereby represents and warrants to Broadway that it is the sole legal and beneficial owner of the Shares to be exchanged by it pursuant to this Agreement, and, upon the Closing, Broadway will acquire the Shares free and clear of any liens, encumbrances, pledges, security interests or other restrictions or claims of third parties.

7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and agreements of each party hereto shall survive the Closing.

8. RETIREMENT OR PURCHASE OF COMMON STOCK. Should Broadway at any time and for any reason desire to retire or repurchase shares of its outstanding Common Stock, Broadway shall give AAA thirty (30) days’ prior written notice of such intent. Such notice shall specify the number of outstanding shares of Common Stock prior to such retirement or repurchase, and the number of outstanding shares of Common Stock after giving effect to such retirement or repurchase. Upon receipt of such notice, AAA shall have the right to sell to Broadway, at the Fair Market Value, the minimum number of shares of Common Stock that would result in AAA owning less than 5% of the outstanding shares of Common Stock of Broadway after giving effect to such retirement or repurchase and such sale by AAA to Broadway. Within ten (10) days after the receipt of such notice by AAA, AAA shall notify Broadway in writing of its intent to exercise its rights to sell shares of Common Stock to Broadway pursuant to this Section 8, which shall include the number of shares of Common Stock to be sold by AAA to Broadway in accordance with this Section 8, the owner of such shares and the proposed closing date, which date shall be no later than the business day preceding the date of the retirement or repurchase. Such option shall be in effect as long as AAA maintains a beneficial ownership in Broadway Common Stock.

9. TRANSFER OF COMMON STOCK. Subject to compliance with applicable securities laws, AAA shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of AAA’s Common Stock at any time, and Broadway shall take all steps as may be reasonably requested by AAA to facilitate the Transfer of Common Stock.

10. ISSUANCE OF EQUITY SECURITIES. Broadway agrees not to issue equity securities ranking senior to the Common Stock for a period of two (2) years from the Closing Date, except in the following circumstances: (i) in connection with the provisions of a shareholders’ rights plan of Broadway; (ii) in connection with a rights offering or other distribution to shareholders of Common Stock in proportion to their respective ownership interests; or (iii) if approved by the shareholders of Common Stock.

11. POSSIBLE COMMON STOCK EQUIVALENT TRANSACTION.

(a) Broadway does not currently have sufficient authorized but unissued shares of Common Stock available under its certificate of incorporation to enable it to complete the AAA Exchange, each of the Other Exchanges, and the Equity Offering. In addition, issuance of Common Stock for such purposes would ordinarily require approval by Broadway’s stockholders pursuant to Rule 5635 of the corporate governance rules of the Nasdaq Stock Market. Accordingly, Broadway has agreed with the Treasury Department that Broadway will, as a condition to completion of the exchange with the Treasury Department, either: (i) obtain the required Broadway stockholder approval under the Nasdaq corporate governance rules and complete the other steps required to amend its certificate of incorporation to authorize the issuance of a sufficient number of shares of Common Stock for such purposes; or (ii) file a certificate of designations with the Secretary of State of the State of Delaware to designate a new series of preferred stock out of Broadway’s authorized but unissued preferred stock, to be designated Series F Common Stock Equivalent (the “Common Stock Equivalents”), the terms of which will include that such preferred stock shall be mandatorily convertible into the number of shares of Common Stock that would, upon the affirmative vote of the stockholders of Broadway, be issued directly if the exchange were made for Common Stock and an escalating cumulative dividend requirement to provide an incentive to the stockholders of Broadway to provide such vote. The certificate of designations for such series of preferred stock shall be substantially in the form attached as Exhibit A to this Agreement. Broadway and the Treasury Department have further agreed in such event that the exchange to be conducted by Broadway for the outstanding shares of TARP Preferred Stock shall be for shares of the Common Stock Equivalents rather than shares of Common Stock. The number of shares of Common Stock Equivalents to be issued in such alternative transaction (excluding shares to be issues in respect of accrued cumulative dividends under the terms of the TARP Preferred Stock) shall be the number of shares of Common Stock Equivalents that has an aggregate liquidation preference equal to 50% of the liquidation preference of all of the TARP Preferred stock to be exchanged.

(b) AAA hereby agrees that if the exchange with the Treasury Department for TARP Preferred Stock is completed using Common Stock Equivalents, then AAA will exchange all of its shares of Series A Preferred Stock for shares of Common Stock Equivalents on the same basis, as adjusted to reflect the different per share liquidation preferences of the Series A Preferred Stock and the TARP Preferred Stock, that is, the number of shares of Common Stock Equivalents to be issued to AAA shall equal the number determined by dividing (A) 50% of the aggregate liquidation preference of all of the Shares exchanged by AAA by (B) $1,000, which is the per share liquidation preference of the Common Stock Equivalents.

(c) Broadway represents and warrants that the Common Stock Equivalents will have been duly and validly authorized by all necessary action, and, when issued and delivered pursuant to this Agreement, such Common Stock Equivalents will be duly and validly issued and fully paid and nonassessable, will not be issued in violation of any preemptive rights, will not subject the holder thereof to personal liability, and such shares will rank pari passu with or senior to all other series or classes of preferred stock, whether or not issued or outstanding.

12. NOTICE. Any notice required or permitted to be given to either party under this Agreement shall be deemed duly given and effective if such notice is either served personally or placed in the United States mail, postage prepaid, addressed as indicated below:

As to AAA:

Interinsurance Exchange of the Automobile Club

Automobile Club of Southern California

3333 Fairview Road

Costa Mesa, California 92626-1698

Attn: Senior Vice President and Chief Financial Officer

As to Broadway:

Broadway Financial Corporation

4800 Wilshire Boulevard

Los Angeles, CA 90010

Attn: Chief Financial Officer

13. FURTHER ASSURANCES. Each party hereto shall promptly execute and deliver such further agreements and instruments, and take such further actions, as either of the other parties may reasonably request in order to carry out the purpose and intent of this Agreement.

14. ASSIGNABILITY AND PARTIES IN INTEREST. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of all the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

15. GOVERNING LAW. This Agreement shall be governed by and construed and enforce in accordance with the internal substantive law, and not the law pertaining to conflicts or choice of law, of the State of California.

16. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

17. COMPLETE AGREEMENT. This Agreement is an integrated agreement containing the entire agreement between the parties hereto with respect to the subject matter hereof, and shall supersede all previous and all contemporaneous oral or written negotiations, commitments or understandings.

18. MODIFICATIONS. AMENDMENTS AND WAIVERS. This Agreement may be modified, amended, or otherwise supplemented only by a writing signed by the parties against whom it is sought to be enforced in such amended, modified or supplemented form. No waiver of any right or power hereunder shall be deemed effective unless and until a writing waiving such right or power is executed by the parties waiving such right or power.

19. NO THIRD PARTY BENEFICIARIES. There are no third party beneficiaries under this Agreement or intended by any party hereto.

20. CAPTIONS. The paragraph captions contained in this Agreement are for convenience only and do not constitute a part of the provisions.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the first date written above.

BROADWAY FINANCIAL CORPORATION		AUTOMOBILE CLUB OF SOUTHERN CALIFORNIA

By:		By:

Name:	Wayne-Kent A. Bradshaw	Name:	David M. Mattingly

Title:	Chief Executive Officer and President	Title:	Senior Vice President, Chief Financial Officer & Treasurer

Date:	3-15-12	Date:	3/19/12

INTERINSURANCE EXCHANGE OF THE AUTOMOBILE CLUB

		By:	ACSC Management Services, Inc., Attorney-in Fact

By:

		Name:	David M. Mattingly

		Title:	Senior Vice President, Chief Financial Officer & Treasurer

		Date:	3/19/12